                                                                     Exhibit 4.1


                             STOCKHOLDERS AGREEMENT

                                  dated as of

                                August 31, 1999

                                     among

                        GALYAN'S TRADING COMPANY, INC.,

                          FS EQUITY PARTNERS IV, L.P.,

                               G TRADEMARK, INC.

                                      and

                               THE LIMITED, INC.


                                                                                        Page
                                                                                        -----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1   Definitions ..............................................................    2

                                   ARTICLE II
                           RESTRICTIONS ON TRANSFERS

Section 2.1   Transfers in Accordance with his Agreement................................    6
Section 2.2   Opinion of Counsel........................................................    7
Section 2.3   Legend....................................................................    7
Section 2.4   Transfers of Holder Securities by the Limited Stockholders and the Other
              Stockholders .............................................................    7
Section 2.5   Transfers of Holder Securities by the FS Stockholder......................    8
Section 2.6   Certain Transfers of Mezzanine Warrants and Mezzanine Notes...............    9
Section 2.7   Additional Provisions Relating to Transfers...............................   10
Section 2.8   Termination...............................................................   10

                                  ARTICLE III
                         ISSUANCE OF ADDITIONAL SHARES

Section 3.1   Rights Upon Issuance of Additional Shares.................................   10
Section 3.2   Issuance Notice...........................................................   11
Section 3.3   Response Notice...........................................................   11
Section 3.4   Revised Issuance Notice...................................................   11
Section 3.5   Pro Rata Share............................................................   11
Section 3.6   Termination and Assignment................................................   11

                                   ARTICLE IV
                      ADDITIONAL RIGHTS AND OBLIGATIONS OF
                          STOCKHOLDERS AND THE COMPANY

Section 4.1   Financial Statements......................................................   12
Section 4.2   Acquisition of Shares.....................................................   13
Section 4.3   Confidentiality...........................................................   13
Section 4.4   Fiscal Year...............................................................   13
Section 4.5   Obligation to Sell Holder Securities; Rights of Inclusion.................   13
Section 4.6   Right of First Offer......................................................   14
Section 4.7   Termination and Assignment................................................   16


                                   ARTICLE V
                              CORPORATE GOVERNANCE

Section 5.1   Board of Directors .......................................................   17
Section 5.2   Corporate Actions ........................................................   20

                                   ARTICLE VI
                                  TERMINATION

Section 6.1   Termination ..............................................................   20
Saction 6.2   Termination of Other Sections.............................................   21

                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.1   Remedies..................................................................   21
Section 7.2   Successors and Assigns....................................................   21
Section 7.3   No Waivers; Amendments....................................................   21
Section 7.4   Notices...................................................................   21
Section 7.5   Inspection................................................................   23
Section 7.6   Governing Law.............................................................   23
Section 7.7   Captions..................................................................   23
Section 7.8   Entire Agreement..........................................................   23
Section 7.9   Severability..............................................................   23
Section 7.10  Counterparts..............................................................   23
Section 7.11  Jurisdiction..............................................................   23
Section 7.12  WAIVER OF JURY TRIAL......................................................   24
Section 7.13  Adjustment...............................................................    24

                            STOCKHOLDERS AGREEMENT
                            ----------------------



          THIS STOCKHOLDERS AGREEMENT is dated as of August 31, 1999 and entered into by and among Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership (the "FS Stockholder"), The Limited, Inc., a Delaware corporation ("The Limited") and G Trademark, Inc., a Delaware corporation and a wholly owned subsidiary of The Limited ("G Trademark" and together with The Limited, the "Limited Stockholders"). Following the date of this Agreement, other Persons may become party to this Agreement upon a transfer to them of Mezzanine Warrants (as hereinafter defined) or of newly issued Shares (as hereinafter defined) or warrants. Such Persons are sometimes hereinafter referred to as the "Other Stockholders." Each of the FS Stockholder, the Limited Stockholders, the Other Stockholders, if any, and any other Person who shall become a party to or agree to be bound by (or otherwise become bound by) the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder."

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, in the manner contemplated by the Transaction Agreement dated as of May 3, 1999 (as amended from time to time, the "Transaction Agreement;" any capitalized terms used herein without definition shall have the meaning set forth in the Transaction Agreement) and the Modification Agreement dated as of August __, 1999, each among the FS Stockholder, The Limited and the Company, the FS Stockholder and G Trademark currently own 8,600,000 shares of the Class A common stock, without par value, of the Company (the "Class A Common Stock") and G Trademark owns a warrant (the "Limited Warrant") to acquire 1,350,000 shares of the Class B common stock, without par value, of the Company (the "Class B Common Stock") or, under certain circumstances, shares of the Voting Common Stock (as hereinafter defined);

          WHEREAS, the FS Stockholder and The Limited currently own warrants to purchase 720,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement dated as of August 31, 1999 among the FS Stockholder, The Limited and the Company (the "Securities Purchase Agreement");

          WHEREAS, the FS Stockholder may acquire up to 400,000 additional shares if and to the extent members of management do not acquire such Shares (the "FS Unsubscribed Shares"); and

          WHEREAS, the parties have agreed that certain aspects of their relationship as holders of Holder Securities (as hereinafter defined) are to be governed by the terms of this Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following
                      -----------
terms have the following meanings:

          "Additional Shares" means all Shares and Convertible Securities which
           ------------------
are issued by the Company other than (i) the Initial Shares, (ii) any Shares or Convertible Securities issued to all of the holders of Shares or Convertible Securities then outstanding on a proportionate basis, (iii) any Shares or Convertible Securities issued to one or more employees or non-employee directors of the Company pursuant to and in accordance with any employee benefit plan, agreement or arrangement which is approved by the Board and dilutes all Stockholders ratably, (iv) any Shares or Convertible Securities that are issued in connection with the acquisition by the Company or a subsidiary of the Company of any business (whether by acquisition of stock or assets), assets or securities from any Person (other than cash or notes issued by such Person), provided, that such Shares or Convertible Securities are not issued for less than their Fair Market Value, (v) any Shares or Convertible Securities issued in exchange for securities of the Company other than Shares, (vi) the Mezzanine Warrants or any warrants issued on a refinancing of any Mezzanine Notes, (vii) any Shares or Convertible Securities issued in a registered public offering,
(viii) any Shares or Convertible Securities that are issued upon the exercise of the Limited Warrant, the Mezzanine Warrants or of any Convertible Securities which were issued after compliance with the Issuance Notice requirements in
Article 3 of this Agreement or which did not constitute Additional Shares when issued, (ix) any Shares issued pursuant to the express terms of the Transaction Agreement and (x) any Shares issued to holders of Class A Common Stock or Class B Common Stock upon the conversion or exchange of such Class A Common Stock or Class B Common Stock to Voting Common Stock.

          "Affiliate" means with respect to any Person, any Person directly or
           ---------
indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Stockholders Agreement, as amended from time to
           ---------
time.

          "Applicable Percentage" shall have the meaning set forth in Section
           ---------------------
4.5(c).

          "Board" means the Board of Directors of the Company.
           -----

          "Business Day" means each day other than Saturdays, Sundays and days
           ------------
when commercial banks are authorized to be closed for business in New York, New York.

          "Buyer's Notice" shall have the meaning set forth in Section 4.6(c).
           --------------

          "Cause" shall have the meaning set forth in Section 5.1(c).
           -----

          "Class A Common Stock" shall have the meaning set forth in the
           --------------------
recitals. Upon an initial public offering, all Class A Common Stock and Class B Common Stock will be converted into one class of voting common stock and shall thereafter be referred to collectively as the "Voting Common Stock;"

          "Class B Common Stock" shall have the meaning set forth in the
           --------------------
recitals. Upon an initial public offering, all Class A Common Stock and Class B Common Stock will be converted into one class of voting common stock and shall thereafter be referred to collectively as the "Voting Common Stock;"

          "Closing" means the closing contemplated by the Transaction Agreement.
           -------

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means, prior to an initial public offering, Class A
           ------------
Common Stock and Class B Common Stock and, following an initial public offering, Voting Common Stock.

          "Company" shall have the meaning set forth in the preamble.
           -------

          "Convertible Securities" means any warrants, options or other rights
           ----------------------
to purchase Shares, or any other security convertible into or exchangeable for Shares.

          "Eligible Purchasers" shall have the meaning set forth in Section
           --------------------
4.6(b).

          "Fair Market Value" means with respect to any securities or any other
           -----------------
property, the fair market value of such securities or such other property on the date of determination, as determined in good faith by the Board.

          "First Offer Pro Rata Share" shall have the meaning set forth in
           --------------------------
Section 4.6(g).

          "FS Nominees" shall have the meaning set forth in Section 5.1.
           -----------

          "FS Principals" means Bradford M. Freeman, Ronald P. Spogli, J.
           -------------
Frederick Simmons, William M. Wardlaw, John M. Roth, Todd W. Halloran, Jon D. Ralph, Mark J. Doran and Charles P. Rullman, Jr.

          "FS Stockholder" shall have the meaning set forth in the preamble.
           --------------

          "FS Unsubscribed Shares" shall have the meaning set forth in the
           ----------------------
recitals.

          "Holder Securities" means the Limited Warrant, the Mezzanine Warrants
           -----------------
and the Shares.

          "Initial Public Offering" means the initial public offering of the
           ------------------------
Company's Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company which plan has been approved by the Board) following which the Company's Common Stock is traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System; provided that, if such initial
                                               --------
public offering does not result in (A) gross proceeds to the Company and selling shareholders, if applicable, in excess of $50 million and (B) the sale of newly issued Common Stock representing at least fifteen percent (15%) of the outstanding Common Stock of the Company, then "Initial Public Offering" shall mean the next public offering of the Company's Common Stock following which the conditions set forth in clauses (A) and (B) above are satisfied.

          "Initial Shares" means the 8,600,000 million shares of Class A Common
           --------------
Stock issued and outstanding on the date hereof and the FS Unsubscribed Shares, if any are issued.

          "Issuance Notice" shall have the meaning set forth in Section 3.2.
           ---------------

          "Limited Nominees" shall have the meaning set forth in Section 5.1.
           ----------------

          "Limited Stockholders" shall have the meaning set forth in the
           --------------------
preamble.

          "Limited Warrant" shall have the meaning set forth in the recitals.
           ---------------

          "Mezzanine Notes" means the Subordinated Notes and the Junior
           ---------------
Subordinated Notes issued pursuant to the Securities Purchase Agreement.

          "Mezzanine Transfer Notice" shall have the meaning set forth in
           -------------------------
Section 2.6(a).

          "Mezzanine Warrants" shall have the meaning set forth in the recitals.
           ------------------

          "Non-Participating Stockholder" shall have the meaning set forth in
           -----------------------------
Section 4.6(c).

          "Offer Price" shall have the meaning set forth in Section 4.6(b).
           -----------

          "Offeror" shall have the meaning set forth in Section 4.6(a).
           -------

          "Offering Notice" shall have the meaning set forth in Section 4.6(a).
           ---------------

          "Offered Shares" shall have the meaning set forth in Section 4.6(a).
           --------------

          "Other Stockholders" shall have the meaning set forth in the preamble.
           ------------------

          "Participating Stockholder" shall have the meaning set forth in
           -------------------------
Section 4.6(c).

          "Permitted Transfer Date" shall have the meaning set forth in Section
           -----------------------
2.4(b).

          "Permitted Transferee" means, (i) with respect to any Stockholder that
           --------------------
is an individual (an "Individual Stockholder"), such Individual Stockholder's spouse, children, parents or grandchildren or any trust established for the benefit of the foregoing relatives of such Individual Stockholder, (ii) in the case of any Limited Stockholder, one or more direct or indirect wholly-owned subsidiaries of The Limited, (iii) in the case of the FS Stockholder (A) Freeman Spogli & Co., (B) one or more newly created, direct or indirect wholly-owned subsidiaries of Freeman Spogli & Co. which have not engaged and will not engage, in any activities other than the ownership of the Shares and (C) any investment fund or partnership organized and controlled by three or more of the FS Principals and any investor or partner in such fund or partnership, provided that an investor
                                                     --------
or partner in such a fund or partnership shall be a Permitted Transferee only to the extent that such fund or partnership is required to make distributions to such investor or partner pursuant to its fund agreement or partnership agreement, and (iv) in the case of a Stockholder that is a corporation, partnership or other entity, one or more wholly owned subsidiaries of such Stockholder.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Pro Rata Share" shall have the meaning set forth in Section 3.5.
           --------------

          "Public Market Sale" means any sale of Common Stock after the initial
           ------------------
public offering of the Company's Common Stock which is made (i) in accordance with Rule 144 promulgated by the Commission under the Securities Act or (ii) pursuant to a registration statement (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company which plan has been approved by the Board) filed with and declared effective by the Commission.

          "Reduced Transfer Price" shall have the meaning set forth in Section
           ----------------------
4.6(e).

          "Reduced Transfer Price Notice" shall have the meaning set forth in
           -----------------------------
Section 4.6(e).

          "Remaining Offered Shares" shall have the meaning set forth in Section
           ------------------------
4.6(d).

          "Remaining Portion" shall have the meaning set forth in Section
           -----------------
4.6(d).

          "Registration Rights Agreement" means that certain Registration Rights
           -----------------------------
Agreement dated as of the date hereof by and among the parties hereto.

          "Response Notice" shall have the meaning set forth in Section 3.3.
           ---------------

          "Right of First Offer" shall have the meaning set forth in Section
           --------------------
4.6(c).

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Purchase Agreement" shall have the meaning set forth in
           -----------------------------
the recitals.

          "Shares" means, prior to an initial public offering, shares of Class A
           ------
Common Stock and Class B Common Stock and, following an initial public offering, shares of Voting Common Stock.

          "Stockholder" shall have the meaning set forth in the preamble.
           -----------

          "Swap Transaction" means, with respect to Shares or other securities,
           ----------------
any swap, participation or other arrangement that transfer to another Person, in whole or in part, any of the economic consequences of ownership thereof.

          "Tag Along Right" shall have the meaning set forth in Section 4.5(c).
           ---------------

          "The Limited" shall have the meaning set forth in the preamble.
           -----------

          "Transaction Agreement" shall have the meaning set forth in the
           ---------------------
recitals.

          "Transfer" means, with respect to Shares or any other securities, as
           --------
the case may be, any direct or indirect transfer, sale, assignment or other disposition of ownership thereof.

          "Transferee" means any transferee of Shares in a Transfer.
           ----------

          "Transferee Stockholders" shall have the meaning set forth in Section
           -----------------------
2.4(c).

          "Transfer Notice" shall have the meaning set forth in Section 4.5(b).
           ---------------

          "Voting Common Stock" shall have the meaning set forth in the
           -------------------
definitions of Class A Common Stock and Class B Common Stock.

                                  ARTICLE II
                           RESTRICTIONS ON TRANSFERS

          Section 2.1  Transfers in Accordance with this Agreement. No
                       -------------------------------------------
Stockholder shall pledge, hypothecate or otherwise encumber or Transfer any Holder Securities, or enter into any Swap Transaction with respect to any Holder Securities, except in compliance with the Securities Act, applicable state securities laws and this Agreement. Any attempt to pledge, hypothecate or otherwise encumber or Transfer any Holder Securities or enter into any Swap Transaction with respect to any Holder Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall ensure that any transfer agent shall not, register upon its books any pledge, hypothecation or other encumbrance or Transfer of Holder Securities by a Stockholder to any Person except a Transfer in accordance with this Agreement.

          Section 2.2 Opinion of Counsel.  Each Stockholder agrees that it will
                      ------------------
not Transfer any Holder Securities or enter into any Swap Transaction with respect to any Holder Securities (other than in a Public Market Sale) prior to delivery to the Company of an opinion of counsel in form and substance reasonably satisfactory to the Company with respect to compliance with the Securities Act.

          Section 2.3 Legend.
                      ------
          (a) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing any Holder Securities issued to any Stockholder and any certificate for any Holder Securities issued in exchange for any similarly legended certificate shall bear a legend reading substantially as follows:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT OF GALYAN'S TRADING COMPANY, INC. (THE "COMPANY"), DATED AS OF AUGUST 31, 1999, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

The foregoing legend shall be in addition to any other legend required to be placed on any certificates for any Holder Securities under applicable law.

          (b) No Transfer of any Holder Securities (other than in a Public Market Sale or to the Company) shall be effective unless the certificates representing the Holder Securities issued to the Transferee bear the legend set forth in clause (a) of this Section.

          Section 2.4 Transfers of Holder Securities by the Limited Stockholders
                      ----------------------------------------------------------
and the Other Stockholders.
--------------------------

          (a) Each of the Limited Stockholders, the Other Stockholders and any Transferee Stockholder may, at any time, Transfer all or any portion of the Holder Securities held by it to a Permitted Transferee which, upon the consummation thereof, enters into a written agreement to be bound by the terms and conditions of this Agreement which are applicable to the Limited Stockholders, the pertinent Other Stockholders or the pertinent Transferee Stockholder, as the case may be, other than rights that are not transferable or transferred, in accordance with Section 5.1(h) and, thereafter, other than with respect to Sections 5.1(e), 5.1(f) and 5.1(h), all references to the Limited Stockholders (and references to Stockholder that pertain to a Limited Stockholder) or the pertinent Other Stockholder (and references to Stockholder that pertain to the pertinent Other Stockholder), as the case may be, shall be deemed to include such Permitted Transferee.

          (b) Prior to the date that is thirty (30) months from the date hereof (the "Permitted Transfer Date"), the Limited Stockholders, the Other Stockholders and any Transferee Stockholder shall not, without the prior written approval of the FS Stockholder, pledge, hypothecate or otherwise encumber or Transfer any of their respective Holder Securities or enter into any Swap Transaction other than a Transfer (i) pursuant to and in conformity with Section 2.4(a) and, in the case of any Limited Stockholder, Section 2.6, (ii) pursuant to and in conformity with
Section 4.5, or (iii) pursuant to a registered public offering effected in accordance with the terms of this Agreement and the Registration Rights Agreement.

          (c) From and after the Permitted Transfer Date, each of the Limited Stockholders, the Other Stockholders and any Transferee Stockholder may, in addition, Transfer all or any portion of the Holder Securities held by it or enter into any Swap Transaction with respect to all or any portion of the Holder Securities held by it, provided that the transferee (a "Transferee Stockholder") shall, in the case of a Transfer, and shall to the extent relevant, in the case of a Swap Transaction, enter into a written agreement to be bound by the terms and conditions of this Agreement which are applicable to the Limited Stockholders, the Other Stockholders or the pertinent Transferee Stockholder, as the case may be, other than any rights which are not transferable, or not transferred, in accordance with Section 2.6(c), 3.6, 4.7 or 5.1(h).

          Section 2.5 Transfers of Holder Securities by the FS Stockholder.
                      ----------------------------------------------------
          (a) The FS Stockholder may, at any time, Transfer all or any portion of the Holder Securities held by it to a Permitted Transferee which, upon the consummation thereof, enters into a written agreement to be bound by the terms and conditions of this Agreement which are applicable to the FS Stockholder and, thereafter, all references to the FS Stockholder (and references to Stockholder that pertain to the FS Stockholder), shall be deemed to include such Permitted Transferee.

          (b) Prior to the Permitted Transfer Date, the FS Stockholder shall not, without the prior written approval of The Limited, pledge, hypothecate or otherwise encumber or Transfer any of its Holder Securities, or enter into any Swap Transaction, other than a Transfer (i) pursuant to and in conformity with
Section 2.5(a) or Section 2.6, (ii) after the date that is eighteen months from the date hereof, of all of its Holder Securities pursuant to and in conformity with Section 4.5 or 4.6 (provided that the consideration per Share received in such transaction is equal to at least $30 per Share), or (iii) pursuant to a registered public offering effected in accordance with the terms of this Agreement and the Registration Rights Agreement.

          (c) From and after the Permitted Transfer Date, the FS Stockholder may, in addition, Transfer all or any portion of the Holder Securities held by it pursuant to and in accordance with Section 4.5 or 4.6.

          Section 2.6 Certain Transfers of Mezzanine Warrants and Mezzanine
                      -----------------------------------------------------
Notes.
-----
          (a) Anything to the contrary in this Agreement notwithstanding, if the FS Stockholder or a Limited Stockholder is presented with an opportunity to Transfer any of its Mezzanine Warrants or Mezzanine Notes (other than (x) to a Permitted Transferee or (y) in a Transfer described in Section 4.5(a)) the provisions of Sections 4.5(b) and (c) and Section 4.6 shall not apply to such Transfer and no Stockholder shall have any rights to participate in such Transfer except as set forth in this Section 2.6. In such event, the party proposing so to Transfer Mezzanine Warrants or Mezzanine Notes shall provide to the other written notice of such proposed Transfer, identifying the purchaser, the securities to be Transferred, the consideration offered and any other material terms and conditions of the proposed Transfer (the "Mezzanine Transfer Notice"). The FS Stockholder acknowledges that the Limited Stockholders will, with respect to each and every Mezzanine Transfer Notice with respect to a particular series of Mezzanine Notes and Mezzanine Warrants, have the right to sell all of their interest in such series of Mezzanine Warrants and Mezzanine Notes in the proportions and on the terms therein specified (in accordance with clause (b) hereof) before the FS Stockholder will be permitted to sell any of its interests in such series.

          (b) Any Limited Stockholder holding Mezzanine Warrants and/or Mezzanine Notes shall have the right to sell, pursuant to the proposed Transfer, its Mezzanine Warrants and/or Mezzanine Notes on the terms and conditions, in the same proportions and pursuant to the documentation described in such Mezzanine Transfer Notice. Such right shall be exercisable by delivering written notice to the FS Stockholder within 20 days after receipt of the Mezzanine Transfer Notice by such Limited Stockholder or delivery of the Mezzanine Transfer Notice to the FS Stockholder, as the case may be. If the Limited Stockholders do not exercise their right to sell within such 20-day period or if the Limited Stockholders elect to sell a number of Mezzanine Notes and/or Warrants which is less than the total number that could be sold in accordance with the terms of the Mezzanine Transfer Notice or if The Limited no longer holds Mezzanine Notes and/or Warrants of the particular series described in the Mezzanine Transfer Notice, then the FS Stockholder may sell its Mezzanine Warrants and/or Mezzanine Notes, to the extent of such availability, on the terms and conditions. in the same proportions and pursuant to the documentation described in the Mezzanine Transfer Notice. The transferor shall have 180 days from the expiration of such 20-day period to consummate the proposed Transfer at a price and on terms and conditions no more favorable to the transferor than those stated in the notice. Any Mezzanine Warrants and/or Mezzanine Notes proposed to be so Transferred which are not so Transferred shall again be subject to the provisions of this Section 2.6.

          (c) If the Company redeems any series of the Mezzanine Notes in part but not in whole, the FS Stockholder will take or cause to be taken such steps as may be necessary to provide the Limited Stockholders with the opportunity to have their interest in such series of Mezzanine Notes and the associated Mezzanine Warrants redeemed prior to any such redemption of the FS Stockholder's interest in such Mezzanine Notes and Mezzanine Warrants.

          (d) Any person to whom Mezzanine Warrants are transferred other than a Permitted Transferee of the FS Stockholder or of The Limited shall be required to execute this Agreement as an Other Stockholder and shall have the rights and obligations of an Other Stockholder hereunder.

          Section 2.7 Additional Provisions Relating to Transfers. The following
                      -------------------------------------------
provisions shall apply to each Transfer and Swap Transaction permitted under this Article II:

          (a) The Stockholder making a Transfer or entering into a Swap Transaction permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such Transfer.

          (b) No Transfer or Swap Transaction by a Stockholder permitted hereunder shall relieve the transferor Stockholder of any of its obligations or liabilities under this Agreement arising prior to or in connection with consummation of such Transfer or Swap Transaction.

         (c) In connection with each Transfer or Swap Transaction permitted hereunder, the Stockholder making the Transfer or entering into a Swap Transaction, and the Transferee (other than a Transferee who is already a Stockholder) shall deliver to the Company and the parties to this Agreement such other documents and instruments as such parties reasonably may request in connection with such Transfer or Swap Transaction. In addition, the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary (including without limitation, in connection with obtaining any requisite approval) to expeditiously consummate each Transfer or Swap Transaction permitted or required under this Agreement.

          (d) Each Limited Stockholder will ensure that any Holder Securities Transferred by it or its Permitted Transferees to the FS Stockholder shall be free and clear of all liens, and the FS Stockholder will ensure that any Shares Transferred by it or its Permitted Transferees to any Limited Stockholder shall be free and clear of all liens.

          Section 2.8 Termination. The obligations set forth in this Section 2
                      -----------
shall terminate upon the earlier to occur of (i) the consummation of an Initial Public Offering and (ii) such time as less than 50% of the outstanding Shares are held by the Stockholders.

                                  ARTICLE III
                         ISSUANCE OF ADDITIONAL SHARES

          Section 3.1 Rights Upon Issuance of Additional Shares. The Company
                      -----------------------------------------
hereby grants to each Stockholder the rights set forth in this Article III with respect to any and all proposed issuances or sales of Additional Shares by the Company.

          Section 3.2 Issuance Notice. The Company shall give each Stockholder
                      ---------------
written notice of the Company's intention to issue Additional Shares (the "Issuance Notice"), describing the material terms of the Additional Shares, the price at which the Additional Shares will be issued and sold and the material terms upon which the Company proposes to issue and sell the Additional Shares, including the anticipated date of such issuance or sale.

          Section 3.3 Response Notice. Each Stockholder shall have 15 days from
                      ---------------
the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Section 3.5) of such Additional Shares by giving written notice to the Company of its desire to purchase Additional Shares (the "Response Notice") and stating therein the quantity of Additional Shares to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Stockholder to purchase the quantity of Additional Shares indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase by Stockholders of Additional Shares shall be consummated on the later of (i) the closing date specified in the Issuance Notice or (ii) the date on which Additional Shares described in the applicable Issuance Notice are first issued and sold if other Persons are also purchasing Additional Shares. In the event that Additional Shares are being issued or will be issuable as part of an investment unit with other securities of the Company, the right of Stockholders to purchase such Additional Shares shall be a right to purchase the entire investment unit and not a right to purchase Additional Shares alone.

        Section 3.4 Revised Issuance Notice. The Company shall have 90 days
                    -----------------------
from the date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Shares that are not being purchased by Stockholders at a price and upon the terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue Additional Shares after such 90-day period or at a price or upon terms that are materially less favorable to the Company than those specified in the Issuance Notice it must again comply with this Section 3.

         Section 3.5 Pro Rata Share. For purposes of this Section 3, the Pro
                     --------------
Rata Share of a Stockholder shall be a fraction, (i) the numerator of which shall be the total number of Shares then held by the Stockholder and (ii) the denominator of which shall be the total number of Shares then issued and outstanding and held by parties to this Agreement. For purposes of this calculation, the Mezzanine Warrants shall be deemed exercised and treated as the number of Shares into which they are then exercisable.

          Section 3.6 Termination and Assignment. The rights provided to each of
                      --------------------------
the Stockholders under this Section 3 shall terminate upon the consummation of an Initial Public Offering. The rights provided to the Limited Stockholders and the FS Stockholder under this Section 3 shall terminate at such time as such Stockholder ceases to own more than 50% of the aggregate Shares held by it as of the date hereof or as of such later date when such Stockholder first acquired Shares. The rights provided to each other Stockholder under this Section 3 shall terminate at such time as such Stockholder ceases to own more than 50% of the aggregate Shares and Mezzanine Warrants (on an as-exercised basis) held by it as of the date hereof or as of such later date when such Stockholder first acquired Shares or Mezzanine Warrants subject to this Agreement. The rights granted under this Section 3 shall not be assignable except as set forth in
Section 2.6; provided, however that a Stockholder may assign its rights under
             --------
this Section 3 relating to the Shares which it is then Transferring to a Permitted Transferee and may assign such rights to a purchaser in a private sale otherwise permitted hereunder of more than 50% of the Shares then held by such Stockholder; provided, further, that such rights may not be further assigned by
             --------  -------
such other purchaser.

                                  ARTICLE IV
                       ADDITIONAL RIGHTS AND OBLIGATIONS
                        OF STOCKHOLDERS AND THE COMPANY

          Section 4.1 Financial Statements.
                      --------------------
          (a) As soon as practicable following the end of each fiscal year of the Company but in any event within 90 days after the end of such fiscal year, the Board shall cause to be prepared and delivered to each Stockholder statements of income and cash flows for the Company for such fiscal year and a balance sheet of the Company as of the end of such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency.

           (b) No later than ten days following the end of each fiscal month of the Company (other than the last fiscal month of each fiscal year), the Company shall prepare and deliver to each Stockholder statements of income and cash flows of the Company for such month and for the year to date and an unaudited balance sheet of the Company as of the end of such month, in each case setting forth comparative figures for the related periods in the prior fiscal year and certified by the chief financial officer of the Company as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency; provided that in the event that it is not possible
                            --------
to deliver such financial statements and related information within the ten day period specified in this Section 4.1(b), the Company shall deliver drafts of such financial statements and related materials within such ten day period and shall deliver the final versions thereof as promptly as possible, but in no event later than 30 days after the end of the relevant fiscal month.

          (c) No later than five days after transmission thereof, the Company shall deliver to each Stockholder, copies of all financial statements, proxy statements, notices and reports as the Company shall deliver to its security holders or its lenders and copies of all registration statements (without exhibits), other than Form S-8 or any similar successor form, and all reports which the Company files with the Commission.

         (d) At the request of any Stockholder and at such Stockholder's expense, the Board shall prepare and deliver, or cause to be prepared and delivered, to each Stockholder, as soon as practicable following such request, any additional financial information and statements as such Stockholder shall from time to time reasonably request.

          Section 4.2 Acquisition of Shares. For a period of three (3) years
                      ---------------------
following an initial public offering, no Stockholder shall, and no Stockholder shall permit any of its Affiliates to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, directly or indirectly, beneficial ownership of additional Shares except as permitted by this Agreement, provided
                                                                      --------
that this Section 4.2 shall not apply to newly issued Shares.

          Section 4.3 Confidentiality. All information received pursuant to
                      ---------------
Section 4.1 shall be kept confidential by each Stockholder except for information which (i) was available to such Stockholder on a non-confidential basis prior to its provision to such Stockholder under this Agreement, (ii) becomes generally available to the public other than as a result of a disclosure by such Stockholder, (iii) becomes available to such Stockholder on a non-confidential basis other than as a result of the provision of such information under this Agreement or (iv) such Stockholder is legally compelled to disclose.

          Section 4.4 Fiscal Year. For so long as the Limited Stockholders hold
                      -----------
a direct or indirect ownership interest in the Company representing at least 20% of the Shares then outstanding, the FS Stockholder will direct its nominees on the Board to take any and all actions necessary to cause the fiscal and taxable year of the Company to be the fiscal year of The Limited in effect on the date hereof (which ends on the Saturday closest to January 31 of each year).

          Section 4.5 Obligation to Sell Holder Securities; Rights of Inclusion.
                      ---------------------------------------------------------

          (a) If the FS Stockholder proposes to Transfer all of its Holder Securities to a third party who is not an Affiliate of the FS Stockholder (whether such sale is by way of purchase, exchange, merger or other form of transaction), upon the request of the FS Stockholder, and subject to compliance with Section 4.6, the Limited Stockholders, the Other Stockholders and any Transferee Stockholders shall sell all of their Holder Securities on the same terms and conditions as apply to the FS Stockholder's Transfer, shall vote their Shares in favor of any such merger or other form of transaction and shall execute any documentation executed by the FS Stockholder in connection with any such sale or merger; provided that the Limited Warrant and the Mezzanine
                     --------
Warrants shall be Transferred on the same terms that the Shares are to be Transferred, subject to a deduction of the exercise price with respect to the number of Shares for which such instrument is exercisable (it being understood that if the exercise price is greater than the sale price then the Limited Warrant or the Mezzanine Warrants, as the case may be, shall not be transferred and shall be deemed to have been cancelled); provided further, that no
                                             -------- ------
Stockholder shall be required to Transfer their Shares to such third party if such Stockholder shall determine in good faith that such Transfer would constitute a violation of applicable law or regulation.

          (b) If the FS Stockholder proposes to Transfer any of its Shares in a Transfer to any Person other than a Permitted Transferee and other than in a Public Market Sale, the FS Stockholder shall provide written notice of such proposed Transfer to the Limited Stockholders, the Other Stockholders and any Transferee Stockholder to whom rights under Sections 4.5(b) and (c) and Section
4.6 have been transferred in conformity with Section 4.7 (the "Transfer Notice"). Such notice shall identify the purchaser, the number of Shares proposed to be sold, the consideration offered and any other material terms and conditions of the proposed Transfer. If the offer price consists in part or in whole of consideration other than cash, the FS Stockholder will provide such information, to the extent reasonably available to the FS Stockholder, relating to such consideration as the Limited Stockholders, the Other Stockholders and any such Transferee Stockholder may reasonably request in order to evaluate such non-cash consideration.

          (c) In addition to the Right of First Offer set forth in Section 4.6, each of the Limited Stockholders, the Other Stockholders and any Transferee Stockholder to whom rights under Sections 4.5(b) and (c) and Section 4.6 have been transferred in conformity with Section 4.7 shall have the right (the "Tag Along Right"), exercisable as set forth below, to sell, pursuant to the proposed Transfer, the Applicable Percentage of its Shares on the same terms and conditions as the FS Stockholder or any of its Affiliates and shall execute any documentation executed by the FS Stockholder in connection with such sale; provided that such Tag Along Rights shall be available only if the Eligible
--------
Purchasers do not collectively elect to purchase all of the Offered Shares pursuant to Section 4.6. For purposes of this paragraph (c), "Applicable Percentage" means, in connection with any Transfer by the FS Stockholder the percentage of the FS Stockholder's total number of Shares to be sold pursuant to such Transfer after giving effect to the exercise of the Tag Along Right. For purposes of any calculation of the Applicable Percentage or of the number of Shares any Stockholder is entitled to sell under this Section 4.5(c), any Mezzanine Warrants held by a Stockholder shall be deemed exercised and treated as the number of Shares into which they are then exercisable. Each such Tag Along Right shall be exercisable by delivering written notice to the FS Stockholder within 20 days after receipt of the Transfer Notice. The FS Stockholder shall have 180 days from the expiration of such 20-day period to consummate the proposed Transfer at a price no greater than the price set forth in the Transfer Notice and on terms and conditions no more favorable to the FS Stockholder than those stated in the Transfer Notice. Any Shares that continue to be held by the FS Stockholder after such 180-day period shall again be subject to the provisions of Sections 4.5(b) and (c).

          (d) Each of the Limited Stockholders and the Other Stockholders acknowledge and agree that the FS Stockholder will grant certain tag-along rights ("Management Tag Along Rights") to certain employees or directors (or former employees or directors) of the Company or its subsidiaries and, as a consequence thereof, the Tag Along Rights hereunder will be diluted on a pro rata basis to accommodate the Management Tag Along Rights.

          (e) This Section 4.5 shall not be read to permit any Transfer unless such Transfer would be permitted by Section 2.5 read in conjunction with this
Section 4.5 .

          Section 4.6 Right of First Offer.
                      --------------------

          (a) (i) From and after the Permitted Transfer Date, if any Stockholder proposes to Transfer, directly or indirectly, all or any portion of its Shares, or (ii) from and after the date that is eighteen months from the date hereof, if the FS Stockholder proposes to Transfer, directly or indirectly, all of its Shares in accordance with the terms of Section 2.5(b)(ii), (in each case, any such Stockholder desiring to make any such Transfer is referred to herein as an "Offeror," and the Shares which the Offeror seeks to Transfer is referred to herein as the "Offered Shares") then, in each case, the Offeror shall comply with paragraphs (b) through (h) below.

          (b) The Offeror shall give written notice (the "Offering Notice") to all other Stockholders, other than any Stockholder who purchased shares from another Stockholder without receiving rights under this Section 4.6(b) (the "Eligible Purchasers"), which Offering Notice shall (i) state that the Offeror desires to Transfer such Offered Shares and (ii) the minimum sale price (the "Offer Price") for such Shares and the other material terms and conditions of such proposed Transfer. Each Offering Notice shall constitute an irrevocable offer by the Offeror to the Eligible Purchasers to sell the Offered Shares at the Offer Price in cash, subject to the provisions of this Section 4.6.

          (c) Each Eligible Purchaser shall have the right (the "Right of First Offer") to purchase its First Offer Pro Rata Share of the Offered Shares at the Offer Price in cash exercisable by delivery, within 45 days of receipt of an Offering Notice, to the Offeror of a notice (a "Buyer's Notice") (i) stating that such Eligible Purchaser elects to purchase its First Offer Pro Rata Share of the Offered Shares (each Eligible Purchaser who elects to purchase its First Offer Pro Rata Share of the Offered Shares is referred to as a "Participating Stockholder," and each Eligible Purchaser who does not elect to purchase its First Offer Pro Rata Share of the Offered Shares is referred to as a "Non-Participating Stockholder"), (ii) stating that such election is irrevocable and
(iii) identifying the source of financing for such purchase or providing other evidence that such Participating Stockholder is able to effect the purchase. Delivery of a Buyer's Notice shall constitute a contract between the Offeror and the Eligible Purchaser for the sale and purchase of the relevant portion of the Offered Shares at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offer Notice; provided that, the Offeror shall
                                              --------
be required to sell its Offered Shares only if the Participating Stockholders agree collectively to purchase all and not less than all of the Offered Shares. Failure of any Eligible Purchaser to exercise such right within such 45-day period shall be regarded as a waiver of such rights. The Offeror shall notify each Eligible Purchaser not later than 50 days after the date of the Offering Notice of the portion of the Offered Shares in respect of which it received Buyer's Notices within such 45-day period .

          (d) Participating Stockholders shall have the right to purchase the Offered Shares as to which the Non-Participating Stockholders, if any, did not elect to exercise their Right of First Offer (the "Remaining Offered Shares") so long as all the Participating Stockholders collectively purchase all and not less than all of the Remaining Offered Shares. Such right of each Participating Stockholder shall be exercisable by written notice delivered to the Offeror and all other Participating Stockholders within 65 days after receipt of the Offering Notice. If more than one Participating Stockholder timely elects to exercise its option with respect to the Remaining Offered Shares, the right to purchase the Remaining Offered Shares shall be allocated pro rata among the Participating Stockholders so electing based on the ratio of the total number of Shares held by such Participating Stockholder to the total number of Shares held by all Participating Stockholders so electing (such Participating Stockholder's "Remaining Portion"). Failure of any Participating Stockholder to exercise such right within such 65-day period shall be regarded as a waiver of its right to purchase its Remaining Portion of the Remaining Offered Shares.

          (e) If the Eligible Purchasers do not collectively elect to purchase all of the Offered Shares, the Offeror may, within 120 days of the expiration of the period specified in Section 4.6(d), Transfer (or enter into an agreement to Transfer) all, but not less than all, of the Offered Shares, to one or more third parties; provided that if the purchase price (the "Reduced Transfer
               --------
Price") to be paid by any such third party for the Offered Shares is less than the Offer Price, the Offeror shall promptly provide written notice (the "Reduced Transfer Price Notice") to the Eligible Purchasers of such intended Transfer (including the material terms and conditions thereof) and each Eligible Purchaser shall have the right, exercisable by delivery of a written election notice to the Offeror within 15 days of a receipt of such notice, to purchase its First Offer Pro Rata Share of such Offered Shares at the Reduced Transfer Price and otherwise in accordance with the terms and conditions of the intended Transfer to such third party; provided that the Eligible Purchasers agree collectively to purchase all and not less than all of the Offered Shares.

          (f) The closing of any purchase of the Offered Shares by the Eligible Purchasers shall be held at the principal office of the Offeror at 11:00 a.m. local time on a Business Day chosen by it (upon at least five days notice to the other parties to the transaction), which date shall be no later than the scheduled closing date provided for in the Offering Notice or Reduced Transfer Price Notice, as the case may be; provided that such closing may be held at such
                                  --------
other time and place as the parties to the transaction may agree. At such closing the Offeror shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Eligible Purchasers, as shall be necessary to transfer, assign and convey the Offered Shares to the Eligible Purchasers, which shall be transferred free and clear of all liens or other encumbrances, against payment of the purchase price therefor.

          (g) For purposes of this Section 4.6, the First Offer Pro Rata Share of an Eligible Purchaser shall be a fraction, (i) the numerator of which shall be the total number of Shares then held by the Eligible Purchaser and (ii) the denominator of which shall be the total number of Shares then issued and outstanding held by all Eligible Purchasers. For purposes of any calculation of the First Offer Pro Rata Share or of the number of Shares any Stockholder is entitled to purchase pursuant to Section 4.6, any Mezzanine Warrants held by a Stockholder shall be deemed exercised and treated as the number of Shares into which they are then exercisable.

          (h) The provisions of this Section 4.6 shall not apply to any Transfer referred to in Section 2.4(a), Section 2.5(a) or Section 2.6.

          Section 4.7 Termination and Assignment. The rights and obligations of
                      --------------------------
the FS Stockholder, the Limited Stockholders, the Other Stockholders and any Transferee Stockholder pursuant to the provisions of Sections 4.5 and 4.6 shall terminate upon consummation of an Initial Public Offering. The rights provided to the Limited Stockholders and the FS Stockholder under Sections 4.5(b) and (c) and 4.6 shall terminate at such time as such Stockholder ceases to own more than 50% of the aggregate Shares held by it as of the date hereof or as of such later date when such Stockholder first acquired Share subject to this Agreement. The rights provided to each other Stockholder under Sections 4.5(b) and (c) and 4.6 shall terminate at such time as such Stockholder ceases to own more than 50% of the aggregate Shares and Mezzanine Warrants (on an as-exercised basis) held by it as of the date hereof or as of such later date when such Stockholder first acquired Shares or Mezzanine Warrants subject to this Agreement. Except as contemplated by Section 2.6(c), the rights granted under Sections 4.5 and 4.6 shall not be assignable except to a Permitted Transferee in accordance with
Article II and except that the FS Stockholder, any Limited Stockholder or any Other Stockholder may assign its rights under Section 4.5(b), (c) and (e) and
Section 4.6 to a Transferee Stockholder in a private sale of more than 50% of the Shares held by such Stockholder.

                                   ARTICLE V
                             CORPORATE GOVERNANCE

          Section 5.1 Board of Directors.
                      ------------------
          (a) The parties shall use their reasonable best efforts to ensure that the Board consists of not more than nine members. Subject to Section 5.1(d), the Limited Stockholders shall collectively be entitled, but not required, to nominate two members (the "Limited Nominees") of the Board. Subject to Section 5.1(d), the FS Stockholder shall be entitled, but not required, to nominate four members (the "FS Nominees") of the Board. The seventh member of the Board shall at all times be the then current Chief Executive Officer of the Company. The eighth member of the Board shall at all times be the chairman of the Board and the Stockholders agree that, at Closing, the chairman of the Board shall be Norman Matthews. The ninth member of the Board shall at all times be an independent member to be mutually agreed upon by The Limited and the FS Stockholder. The initial members of the Board shall be John M. Roth, Ronald P. Spogli, Todd W. Halloran, Peter Starrett, Norman Matthews, Joel L. Silverman, Jeff Naylor and David Zoba and the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with Public Market Sales.

          (b) (i) Each of the Stockholders agrees to vote or cause to be voted all of the Shares beneficially owned or held of record by such Stockholder at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take or cause to be taken all actions otherwise necessary, to ensure the election to the Board of the Limited Nominees and the FS Nominees and the other directors as required by
Section 5.1.

              (ii) Each of the Company and each Stockholder hereby agrees to use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company, and each Stockholder hereby agrees to vote or cause to be voted all of the Shares beneficially owned or held of record by such Stockholder for, or to take or cause to be taken all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without Cause) of (i) any Limited Nominee if the Limited Stockholders request such director's removal for any reason, and (ii) any FS Nominee if the FS Stockholder requests such director's removal for any reason. The Limited Stockholders or the FS Stockholder shall have the right to designate a new nominee by written notice to the Company in the event any Limited Nominee or FS Nominee, as the case may be, shall be so removed or shall vacate his directorship for any reason. If any nominee to the Board is unwilling or unable to serve as such or is removed from office by the Stockholder that designated him or her, such Stockholder promptly shall designate the successor to such designee. Such successor shall be appointed as soon as possible, but in no event later than five Business Days from the date any vacancy first occurs. Any additional or successor independent members of the Board shall be selected jointly by The Limited and the FS Stockholder. The written notice of a Stockholder appointing a member of the Board shall in each case set forth such member's business and residence addresses and business telephone number. Each Stockholder shall promptly give written notice to the other Stockholders of any change in the business or residence address or business telephone number of any of its nominees on the Board.

          (c) Except as provided in Section 5.1(b)(ii), each Stockholder hereby agrees that, it will not vote in favor of the removal of any Limited Nominee or FS Nominee unless such removal shall be for Cause. For the purposes of this
Section 5.1, "Cause" shall mean the willful and continued failure by a director substantially to perform his duties as a director of the Company, the willful engaging by a director in conduct which is demonstrably and materially injurious to the Company, or the director's conviction of any crime constituting a felony which involves moral turpitude.

          (d) Notwithstanding the foregoing (i) at such time as the Limited Stockholders cease to own Shares representing more than 50% of the Shares held by the Limited Stockholders as a group on the date hereof, the Limited Stockholders shall be entitled to designate no more than 1 member of the Board,
(ii) at such time as the FS Stockholder ceases to own Shares representing more than 75% of the Shares held by it on the date hereof, the FS Stockholder shall be entitled to designate no more than 3 members of the Board, (iii) at such time as the FS Stockholder ceases to own Shares representing more than 50% of the Shares held by it on the date hereof, the FS Stockholder shall be entitled to designate no more than 2 members of the Board, (iv) at such time as the FS Stockholder ceases to own Shares representing more than 25% of the Shares held by it as a group on the date hereof, the FS Stockholder shall be entitled to designate no more than 1 member of the Board and (v) at such time as the Limited Stockholders or the FS Stockholder shall own less than 5% of the Shares, such Stockholder's right to designate members of the Board shall terminate.

          (e) The Company shall not take any of the following actions without the affirmative vote of at least one Limited Nominee:

              (i) any transaction with any Stockholder or any Affiliate of any Stockholder other than transactions that are at least as favorable to the Company as could have been obtained on an arm's-length basis with a Person who is not a Stockholder or an Affiliate of a Stockholder (as determined in the good faith judgment of the Board);

              (ii)   prior to December 31, 1999, an Initial Public Offering;

              (iii) the involvement by the Company in any line of business other than the lines of business which it or its competitors currently conduct, as such lines of business may evolve in the ordinary course from time to time and reasonable extensions of such lines of business including (x) the sale of merchandise through alternative channels (including without limitation, mail order catalogues and the internet) and (y) the sale of merchandise sold by the Company's competitors;

              (iv)   the dissolution, liquidation or winding up of the Company;

              (v)    the voluntary bankruptcy of the Company;

              (vi)   any dividends or other distributions to any Stockholder;

              (vii) the appointment of an independent public accounting firm that is not nationally recognized in the United States;

              (viii) prior to the Permitted Transfer Date, the issuance or sale by the Company of any Shares where any such issuance or sale would (A) result in any Person having beneficial ownership of more than 10% of the then issued and outstanding Shares or (B) represent more than 10% of the then issued and outstanding Shares, except that this clause shall not apply to (A) any issuance or sale of Shares to the FS Stockholder (subject to the other provisions of this Agreement) where such Shares are purchased at Fair Market Value, (B) any issuance of a security which (x) is not a Share or right, warrant, option or other security convertible into Shares or (y) which does not otherwise represent an ownership interest in the Company; provided that the Limited Nominee may not
                                      --------
withhold its consent to any action referred to in this clause unless the Board of Directors of The Limited determines, in good faith (evidenced by a resolution of its Board of Directors), that due to factors specific to the proposed purchaser or recipient of such Shares, the taking of such action is not commercially reasonable for the Limited Stockholder;

              (ix) prior to the Permitted Transfer Date, any consolidation, combination or merger of the Company with or into any other Person unless (a) such transaction is consummated after the date that is eighteen (18) months from the date hereof and (b) the consideration received in connection with such transaction is equal to or greater than $30 per Share;

              (x) the amendment of any provision of the Company's Articles of Incorporation or Bylaws that would (a) have the effect of changing any of the provisions set forth on Attachment G to the Transaction Agreement, (b) cause the Limited Stockholders to be disadvantaged in a manner disproportionate to the other Stockholders, or (c) otherwise circumvent any provision of this Agreement; and

              (xi) the establishment of any committee of the Board unless such committee contains a Limited Nominee, provided that such committee may not take
                                      --------
any of the foregoing actions without the consent of such Limited Nominee.

          (f) The governance rights granted to the Limited Stockholders pursuant to Section 5.1(e) shall terminate at such time as (i) the Limited Stockholders shall have sold at least 50% of the Shares held by the Limited Stockholders as a group on the date hereof, (ii) the Limited Stockholders own less than 20% of the then outstanding Shares or (iii) there is an Initial Public Offering. For purposes of this Section 5.1(f), references to the Limited Stockholders shall be deemed to include Permitted Transferees to whom the Limited Stockholders have transferred all of their Holder Securities as contemplated by the first sentence of Section 5.1(h).

          (g) After execution hereof, the direct or indirect issuance to a third party or Transfer of any capital stock or other ownership interests in any Limited Stockholder or any parent entity of any Limited Stockholder shall be deemed to be a Transfer of the corresponding percentage of Shares. The provisions of this Section 5.1(g) shall not apply to sales of stock of, or other equity interests in, The Limited.

          (h) The governance rights of the Limited Stockholders under Section 5.1(e) are not transferable except in connection with the assignment to a Permitted Transferee of all of the Limited Stockholders' Holder Securities. The rights and obligations under the other provisions of this Section shall not be assignable; provided, however that a Stockholder may assign such rights in
            --------
connection with the Transfer of all of such Stockholder's Shares; provided,
                                                                  --------
further, that such rights may not be further assigned.
-------

          Section 5.2 Corporate Actions. The Limited Stockholders and the Other
                      -----------------
Stockholders each agree that, without the consent of the FS Stockholder, until one (1) year after the date on which Persons other than the Limited Stockholders and the FS Stockholder and their respective Affiliates own 20% or more of the then outstanding Shares, they will vote or cause to be voted all Shares beneficially owned by them against, and, to the extent permitted by law, will direct their nominees on the Board to vote against, any consolidation, combination or merger of the Company with or into any other Person or any sale or other transfer of all or substantially all of the assets of the Company.

                                  ARTICLE VI
                                  TERMINATION

          Section 6.1 Termination. This Agreement shall terminate upon the
                      -----------
occurrence of any of the following:

              (i)    the written agreement of each Stockholder;

              (ii)   the tenth anniversary of the date hereof;

              (iii) Stockholders and their Permitted Transferees together shall own less than 10% of the Shares outstanding; or

              (iv)   the dissolution, liquidation or winding up of the Company.

          Section 6.2 Termination of Other Sections. Sections 2, 3 and 4 contain
                      -----------------------------
provisions with respect to the termination of the relevant rights and obligations set forth in such Sections.

                                  ARTICLE VII
                                 MISCELLANEOUS

          Section 7.1 Remedies. The Company and the Stockholders acknowledge and
                      --------
agree that in the event of any breach of this Agreement by any one of them, the Company or the relevant Stockholder or Stockholders, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. The Company and the Stockholders accordingly agree (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and (ii) that the Company and the Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          Section 7.2 Successors and Assigns. This Agreement, and all
                      ----------------------
obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no rights of any Stockholder under this Agreement may be
         --------
assigned except as expressly set forth in Sections 3.6, 4.7 and 5.1(h).

          Section 7.3 No Waivers; Amendments. (a)  No failure or delay by any
                      ----------------------
party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) This Agreement may be amended or modified in writing by the Stockholders holding a majority of Shares then outstanding; provided that, for
                                                            --------
so long as the Limited Stockholders and the FS Stockholder shall, in the aggregate, hold at least 10 percent of the outstanding Shares, no amendment or modification of this Agreement shall be effective without the written consent of each of the FS Stockholder and the Limited Stockholders.

          (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

          Section 7.4 Notices. All notices, requests and other communications to
                      -------
any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to the Company:

          Galyan's Trading Company, Inc.
          2437 E. Main Street
          Plainfield, IN  46168
          Attn:  Chief Executive Officer
          Telecopy:  317-532-2060

if to any Limited Stockholder:

          The Limited, Inc.
          Three Limited Parkway
          Columbus, Ohio  43230
          Attn:  Samuel P. Fried
          Telecopy:  614-415-7188

with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attn:  David L. Caplan
          Telecopy:  212-450-4800

if to the FS Stockholder:

          Freeman Spogli & Co.
          11100 Santa Monica Blvd.
          Suite 1900
          Los Angeles, California 90025
          Attn:  William M. Wardlaw
          Telecopy:  310-444-1870

with a copy to:

          O'Melveny & Myers LLP
          153 E. 53rd Street
          New York, New York  10022
          Attn:  Jeffrey J. Rosen
          Telecopy:  212-326-2061

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.
Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 6.4.

          Section 7.5 Inspection. So long as this Agreement shall be in effect,
                      ----------
this Agreement and any amendments hereto shall be made available for inspection by any Stockholder at the principal offices of the Company.

          Section 7.6 Governing Law. This Agreement shall be construed in
                      -------------
accordance with and governed by the laws of the State of New York (without regard to the choice of law provisions thereof).

          Section 7.7 Captions. The captions herein are included for convenience
                      --------
of reference only and shall be ignored in the construction or interpretation hereof.

          Section 7.8 Entire Agreement. This Agreement constitutes the entire
                      ----------------
agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties any rights or remedies hereunder.

          Section 7.9  Severability. Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 7.10 Counterparts. This Agreement may be signed in any number
                       ------------
of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          Section 7.11 Jurisdiction. Any suit, action or proceeding seeking to
                       ------------
enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court of the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 7.4, together with written notice of such service to such party, shall be deemed effective services of process upon such party.

          Section 7.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
                       --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 7.13 Adjustment. All references in this Agreement to amounts
                       ----------
per Share and percentages of Shares shall be adjusted as appropriate to reflect stock splits, stock dividends, recapitalizations and similar transactions.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



          GALYAN'S TRADING COMPANY, INC.



          By:  ___________________________________
               Name:
               Title:

          FS EQUITY PARTNERS IV, L.P.


          By:   FS CAPITAL PARTNERS, LLC
          Its:  General Partner


               By:   ________________________________
                     Name:
                     Title:

          THE LIMITED, INC.



          By:  ___________________________________
               Name:
               Title:


          G TRADEMARK, INC.



          By:  ___________________________________
               Name:
               Title: